UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): September 12, 2024 (September 7, 2024)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Approval of Vivos Therapeutics, Inc. 2024 Omnibus Equity Incentive Plan

On September 7, 2024, the Board of Directors (the “Board”) of Vivos Therapeutics, Inc. (the “Company”), with the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved, subject to the approval of the Company’s stockholders, the Vivos Therapeutics, Inc. 2024 Omnibus Equity Incentive Plan (the “2024 Omnibus Plan”). The 2024 Omnibus Plan is intended to replace the Company’s Amended and Restated 2019 Stock Option and Stock Issuance Plan, as amended (the “2019 Plan”).

Description of the 2024 Omnibus Plan

The purpose of the 2024 Omnibus Plan is to promote the success and enhance the value of the Company by linking the personal interest of the participants to those of the Company’s stockholders by providing the participants with an incentive for outstanding performance. Non-employee directors, officers, employees and consultants of the Company or its subsidiaries or affiliates will be eligible to participate in the 2024 Omnibus Plan. The 2024 Omnibus Plan provides for the grant of options to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), including stock options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options that are not intended to qualify (“NQSOs”), stock appreciation rights (“SARs”), restricted stock awards, and other equity-based or equity-related awards including restricted stock units and performance units. The 2024 Omnibus Plan shall be administered by the Compensation Committee or, with respect to non-employee directors, the Board of Directors of the Company.

The 2019 Plan will be automatically replaced and superseded by the 2024 Omnibus Plan on the date on which the 2024 Omnibus Plan is approved by the Company’s stockholders. A proposal to approve the 2024 Omnibus Plan is expected to be presented at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), provided that any outstanding awards granted under the 2019 Plan will remain in effect pursuant to their terms. If stockholder approval is not received at the Annual Meeting, the 2019 Plan will remain in place, pursuant to its terms, until it expires.

If the 2024 Omnibus Plan is approved, as of its effective date, a total of 1,600,000 shares of Common Stock will be available for future awards under the 2024 Omnibus Plan. No awards will be granted under the 2019 Plan or any other prior plan on or after the effective date of the 2024 Omnibus Plan and after the 2024 Omnibus Plan becomes effective any unused shares left in the 2019 Plan will be retired. The Company anticipates that the 1,600,000 shares of Common Stock will allow the 2024 Omnibus Plan to operate for several years, although this could change based on other factors, including but not limited to merger and acquisition activity.

Issuance of Contingent Option Awards pursuant to the 2024 Omnibus Plan

On September 7, 2024, the Board, with the recommendation of the Compensation Committee, approved, subject to stockholder approval of the 2024 Omnibus Plan at the Annual Meeting, contingent stock option awards (the “Contingent Options”) to the following named executive officers of the Company and other Company employees or consultants in the following amounts:

Name and Position	Number and Type of Awards
R. Kirk Huntsman, Chairman and CEO	315,421 ISOs
Bradford Amman, Chief Financial Officer, Treasurer and Secretary	149,533 ISOs
All Other Company Employees and Consultants	555.533 options (ISOs and NQSOs)
TOTAL	1,020,487 options

The Contingent Options were granted at an exercise price of $2.62 per share (the closing price of the Common Stock on September 6, 2024) and are subject to time-based vesting as follows: one-third of the shares of Common Stock subject to the proposed Contingent Options shall vest and become exercisable on each of the first, second and third anniversaries of the date of grant. The Contingent Options will be null and void if the stockholders do not approve the 2024 Omnibus Plan at the Annual Meeting.

Amended and Restated CEO and CFO Employment Agreements

On September 7, 2024, the Board, with the recommendation of the Compensation Committee and with reference to data provided by a third-party compensation consultant, reviewed and approved amended and restated employment agreements for each of R. Kirk Huntsman, the Company’s Chief Executive Officer, and Bradford Amman, the Company’s Chief Financial Officer, Secretary and Treasurer that will take effect on January 1, 2025 (collectively, the “Amended Employment Agreements”). The Amended Employment Agreements supersede and replace in their entirety each of Mr. Huntsman’s and Mr. Amman’s Employment Agreements with the Company, dated October 8, 2020. The capitalized terms used in this Current Report on Form 8-K will have the meanings set forth in the Amendment Employment Agreements unless otherwise defined herein.

Description of the Amended Employment Agreements

The Amended Employment Agreements provides Mr. Huntsman and Mr. Amman, respectively, for: (i) a base salary of $450,000 and $320,000, an increase from $389,595 and $259,648, respectively (ii) a target annual cash incentive compensation bonus equal to 75% and 50% of their respective base salary, payable semi-annually; (iii) Mr. Huntsman and Mr. Amman continued participation in the Company’s long-term equity compensation programs with anticipated future grants having a grant date value that does not exceed 150% and 100% of their respective base salary; and (iv) participation in the Company’s standard employee benefit plans and programs available to the Company’s executives.

The Amended Employment Agreements also provides for certain severance benefits in the event that Mr. Huntsman’s or Mr. Amman’s employment is terminated by the Company other than for Cause (as defined therein), Disability (as defined therein) or death, or if Mr. Huntsman or Mr. Amman resigns for Good Reason (as defined therein).

●	In the event of a termination other than for Cause or for Good Reason, Mr. Huntsman or Mr. Amman (subject to his execution of a release of claims in favor of the Company) shall be entitled to receive: (i) a pro-rated Management Incentive Plan payment; (ii) a cash severance payment equal to 12 months of Mr. Huntsman or Mr. Amman then Base Salary (the “Base Salary Severance”); (iii) a lump cash payment equal to 12 times the monthly premium required to be paid by Mr. Huntsman or Mr. Amman to continue his respective group health care and dental care coverage as in effect for the year in which the termination of employment occurs, based on the monthly COBRA premium in effect as of the termination date; and (iv) all of Mr. Huntsman’s or Mr. Amman’s outstanding equity awards that are not yet vested shall vest in full.

●	In the event Mr. Huntsman or Mr. Amman dies or becomes Disabled, Mr. Huntsman or Mr. Amman or his respective estate (subject to Mr. Huntsman’s or Mr. Amman’s execution of a release of claims in favor of the Company) shall be entitled to receive: (i) a pro-rated Management Incentive Plan payment; (ii) the Base Salary Severance but it shall be reduced from 12 to 6 months; (iii) a lump cash payment equal to 6 times the monthly premium required to be paid by Mr. Huntsman or Mr. Amman to continue his respective group health care and dental care coverage as in effect for the year in which the termination of employment occurs, based on the monthly COBRA premium in effect as of the termination date; and (iv) all of Mr. Huntsman or Mr. Amman’s outstanding equity awards that are not yet vested shall vest in full.

The Amended Employment Agreements also provides for certain severance benefits in the event of a Change in Control (as defined therein).

●	In the event of a Change In Control, and notwithstanding the fact that Mr. Huntsman or Mr. Amman may continue to provide services from and after the Change In Control, on the date of a Change In Control, all of Executive’s outstanding equity awards that are not yet vested shall vest in full.

●	In the event of a termination other than for Cause or for Good Reason during the 12 month period following the Change in Control, Mr. Huntsman or Mr. Amman (subject to his execution of a release of claims in favor of the Company) shall be entitled to receive: (i) a pro-rated Management Incentive Plan payment; (ii) the Base Salary Severance but it shall be increased to 24 months; and (iii) a lump cash payment equal to 24 times the monthly premium required to be paid by Mr. Huntsman or Mr. Amman to continue his respective group health care and dental care coverage as in effect for the year in which the termination of employment occurs, based on the monthly COBRA premium in effect as of the termination date.

The Amended Employment Agreements include standard restrictive covenant precluding both Mr. Huntsman or Mr. Amman from engaging in competitive activities for 24 months following their respective termination of employment for any reason.

Mr. Huntsman will not receive any additional compensation for his service as a member of the Board.

Both Mr. Huntsman and Mr. Amman will also enter into the Company’s new standard form of Employee Confidential Information and Invention Assignment Agreement.

The foregoing descriptions of the 2024 Omnibus Plan and the Amended Employment Agreements are not complete and are qualified in their entirety by reference to the full text of the 2024 Omnibus Plan and the Amended Employment Agreements, which the Company expect to file as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: September 12, 2024	By:	/s/ Bradford Amman
Bradford Amman
Chief Financial Officer